                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                          C U R R E N T   R E P O R T



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                December 3, 1996
                               --------------------
                Date of Report (Date Of Earliest Event Reported)


                               BFS BANKORP, INC.
                               -----------------
            (Exact Name Of Registrant As Specified In Its Charter)


                                    Delaware
                     ------------------------------------
                 (State Or Other Jurisdiction Of Incorporation)



                0-16825                            13-3475050
        ------------------------        ---------------------------------
        (Commission File Number)        (IRS Employer Identification No.)

                              110 William Street
                           New York, New York  10038
                  -------------------------------------------
            (Address Of Principal Executive Offices)       (Zip Code)

                                (212) 227-4040
             ----------------------------------------------------
             (Registrant's Telephone Number, including Area Code)


                                NOT APPLICABLE
         -------------------------------------------------------------
         (Former Name Or Former Address, If Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

          On December 3, 1996, BFS Bankorp, Inc., a Delaware corporation ("BFS"), Dime Bancorp, Inc., a Delaware corporation ("Dime"), and Fifth Avenue Property Corp., a Delaware corporation ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger (the "Merger") of Merger Sub with and into BFS, with BFS surviving the Merger as a wholly owned subsidiary of Dime. The Merger Agreement also provides that, as soon as practicable following the Merger, Bankers Federal Savings FSB ("Bankers Federal"), a wholly owned subsidiary of BFS, will merge (the "Bank Merger") with and into The Dime Savings Bank of New York, FSB ("Dime Bank"), a wholly owned subsidiary of Dime, pursuant to an agreement to be entered into between Bankers Federal and Dime Bank.

          Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of BFS (the "BFS Common Stock") issued and outstanding immediately prior to the effective time (the "Effective Time") of the Merger (except for (x) shares of BFS Common Stock owned by Dime or any of its subsidiaries (other than shares held in a fiduciary capacity or in respect of debt previ-

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ously contracted), (y) shares of BFS Common Stock held by BFS or any of its subsidiaries in treasury, and (z) shares of BFS Common Stock with respect to which appraisal rights have been perfected in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $52.00 in cash, without interest; provided, that, if the Effective Time occurs
                                  --------
after June 1, 1997, the price per share payable by Dime in the Merger will increase by $.01 for each day elapsed during the period beginning on but excluding June 1, 1997 through and including the date of the Effective Time.

          Consummation of the Merger is subject to certain conditions, including, but not limited to, approval of the Merger by the holders of a majority of the outstanding shares of BFS Common Stock and the receipt of all required federal bank regulatory approvals without any condition or restriction which would result in a Material Adverse Effect (as defined in the Merger Agreement) on the surviving corporation in the Merger or on the surviving bank in the Bank Merger.

          As a condition to Dime's execution and delivery of the Merger Agreement, each of (i) Fredric H. Gould, a director of BFS, and Gould Investors, L.P., a Delaware

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limited partnership (collectively, "Gould") and (ii) James A. Randall, President and Chief Executive Officer of BFS, has entered into a letter agreement with Dime (respectively, the "Gould Agreement" and the "Randall Agreement") pursuant to which Gould and Mr. Randall have agreed to vote 891,297 shares of BFS Common Stock and 55,188 shares of BFS Common Stock beneficially owned by them, respectively (constituting in the aggregate approximately 57% of the outstanding shares of BFS Common Stock as of the date hereof), in favor of the Merger Agreement.

        In the Merger Agreement, BFS and its subsidiaries have agreed that they will not, and that they will direct and use all reasonable efforts to cause their respective officers, directors, employees, agents and representatives not to, initiate, solicit or encourage any inquiries, proposals or offers with respect to any merger, acquisition, consolidation or similar transaction involving, or any purchase of all or a substantial part of the assets or any equity securities of, BFS or any of its subsidiaries (each an "Acquisition Proposal"), or, subject to the fiduciary duties of the BFS board of directors (the "BFS Board"), provide any confidential information to a third party in connection with, or participate in discussions or negotiations concerning,


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any Acquisition Proposal.  The Merger Agreement also provides that, subject to its fiduciary duties, the BFS Board will recommend to its stockholders the approval and adoption of the Merger Agreement.

          The Merger Agreement may be terminated by the mutual consent of the parties, or by either Dime or BFS under certain specified circumstances, including, without limitation, (i) by Dime or BFS, if the Effective Time has not occurred on or prior to July 31, 1997, (ii) by Dime, if the BFS Board withdraws, fails to make or modifies or qualifies in a manner adverse to Dime its recommendation that the BFS stockholders approve the Merger Agreement, (iii) by Dime, if the BFS Board participates in negotiations regarding the substantive terms of a formal Acquisition Proposal, and (iv) by BFS, if, without breaching certain specified obligations under the Merger Agreement, BFS enters into a definitive agreement with a third party with respect to an Acquisition Transaction (as defined in the Merger Agreement) on terms determined by the BFS Board, in its sole discretion after consultation with its legal and financial advisors, to be more favorable to the BFS stockholders than the Merger.

          In the event that the Merger Agreement is terminated by BFS as described in clause (iv) of the preced-

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ing paragraph, or the Merger Agreement is terminated by Dime as described in clause (ii) of the preceding paragraph and prior thereto or within eighteen months following such termination BFS enters into, or the BFS Board authorizes, approves, announces its intention to authorize or approve or recommends that the BFS stockholders approve, an Acquisition Transaction or an agreement to engage in an Acquisition Transaction, then in either case BFS will be obligated to pay Dime a termination fee of $3.0 million. In addition, the Gould Agreement provides that, if prior to or within eighteen months following a termination of the Merger Agreement as described in either of clauses (ii) or (iv) of the preceding paragraph, (a) an Acquisition Transaction is consummated or Gould sells or otherwise transfers any shares of BFS Common Stock to any person or group other than Dime that has, or as a result of such transfer will have, a reporting obligation under Section 13(d) of the Securities Exchange Act of 1934 with respect to the BFS Common Stock, and (b) as a result of a transaction of the type described in (a) above, Gould receives cash or other property with a fair market value per share in excess of the Applicable Consideration (as defined below), then at the time of consummation of such transaction, Gould will

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pay to Dime (in cash or, at Dime's election, in the form of any other property received in such transaction) the excess of the fair market value per share of such cash or other property over the Applicable Consideration. "Applicable Consideration" means $52.00, provided, that if the transaction giving rise to
                             --------
Gould's payment obligation occurs after June 1, 1997, then such term means the sum of (x) $52.00 plus (y) the product of $.01 and the number of days elapsed during the period beginning on but excluding June 1, 1997 through and including the date on which such transaction occurs.

          The Merger Agreement, the Gould Agreement and the Randall Agreement are attached hereto as exhibits and are incorporated herein by reference. The foregoing summaries of the Merger Agreement, the Gould Agreement and the Randall Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

     (c)  Exhibits

          The following Exhibits are filed with this Current Report on Form 8-K:


Exhibit
Number                                               Description
-------                                              -----------

  2.1 Agreement and Plan of Merger, dated as of December 3, 1996, by and among Dime Bancorp, Inc., Fifth Avenue Property Corp. and BFS Bankorp, Inc.

  99.1 Letter Agreement, dated December 3, 1996, among Fredric H. Gould, Gould Investors, L.P., a Delaware limited partnership, and Dime Bancorp, Inc.

  99.2         Letter Agreement, dated December 3, 1996, between James A.
               Randall and Dime Bancorp, Inc.

  99.3         Press release of BFS Bankorp, Inc., dated December 3, 1996.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December 11, 1996


                                 BFS BANKORP, INC.



                                 By: /s/ James A. Randall
                                    -----------------------------
                                 Name:   James A. Randall
                                 Title:  President and
                                         Chief Executive Officer

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                                 EXHIBIT INDEX



Exhibit
Number              Description
-------             -----------

  2.1 Agreement and Plan of Merger, dated as of December 3, 1996, by and among Dime Bancorp, Inc., Fifth Avenue Property Corp. and BFS Bankorp, Inc.

  99.1 Letter Agreement, dated December 3, 1996, among Fredric H. Gould, Gould Investors, L.P., a Delaware limited partnership and Dime Bancorp, Inc.

  99.2         Letter Agreement, dated December 3, 1996, between James A.
               Randall and Dime Bancorp, Inc.

  99.3         Press release of BFS Bankorp, Inc., dated December 3, 1996.